AMENDED AND RESTATED BY-LAWS

OF

MADISON MOSAIC TAX-FREE TRUST

Dated as of February 4, 2011

MADISON MOSAIC TAX-FREE TRUST
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AMENDED AND RESTATED BY-LAWS

ARTICLE I
SHAREHOLDER MEETINGS

Section 1.  Annual Meetings.  Annual meetings of Shareholders shall not be required.

Section 2.  Special Meetings.  A special meeting of the Shareholders shall be called by the Secretary whenever ordered by the Trustees, the Chairman, the President, or requested in writing by the holders of at least one-tenth of the outstanding shares entitled to vote.  If the Secretary, when so ordered or requested, refuses or neglects for more than two days to call such special meeting, the Trustees, Chairman, President or the Shareholders so requesting may, in the name of the Secretary, call the meeting by giving notice thereof in the manner required when notice is given by the Secretary.

Section 3.  Notices.  Except as above provided, notices of all meetings of the Shareholders shall be given by the Secretary by delivering or mailing, postage prepaid, to each Shareholder entitled to vote at said meeting, a written or printed notification of such meeting, at least fifteen days before the meeting, to such address as may be registered with the Trust by the Shareholder.  No notice need be given to a Shareholder who has failed to inform the Trust of his current address or if a written waiver of notice is executed before or after the meeting by the Shareholder or his authorized representative and filed with the records of the meeting.  Any adjourned meeting may be held as adjourned without further notice.

Section 4.  Place of Meeting.  Meetings of the Shareholders of the Trust shall be held in Arlington, Virginia, at the principal offices of the Trust, or another place designated by the Trustees, or at such place within or without the Commonwealth of Massachusetts as may be fixed from time to time by resolution of the Trustees.

Section 5.  Chairman.  The Chairman, if any, shall act as chairman at all meetings of the Shareholders; in his absence, the President shall act as chairman; and in the absence of the Chairman and the President, the Trustee or Trustees present at each meeting may elect a temporary chairman for the meeting, who may be one of themselves.

Section 6.  Proxies; Voting.  Shareholders may vote either in person or by duly executed proxy.  No proxy shall be valid after eleven (11) months from the date of its execution, unless a longer period is expressly stated in such proxy.  Any proxy shall be deemed valid unless challenged before its exercise and proven otherwise.  Any share held jointly may be voted by any joint owner, but may not be voted at all if the joint owners notify the meeting that they disagree as to how the vote shall be cast.

Section 7.  Closing of Transfer Books and Fixing Record Dates.  For the purpose of determining the Shareholders who are entitled to notice of or to vote or act at any meeting, including any adjournment thereof, or who are entitled to participate in any dividends, or for any other proper purpose, the Trustees may from time to time close the transfer books or fix a record date.  If the Trustees do not prior to any meeting of Shareholders so fix a record date or close the transfer books, then the date of mailing notice of the meeting or the date upon which the dividend resolution is adopted, as the case may be, shall be the record date.  No record date for a meeting of Shareholders shall be more than sixty (60) days preceding the date of the meeting.

Section 8.  Inspectors of Election.  In advance of any meeting of Shareholders, the Trustees may appoint Inspectors of Election to act at the meeting or any adjournment thereof.  If Inspectors of Election are not so appointed, the chairman, if any, of any meeting of Shareholders may, and on the request of any Shareholder or his proxy shall, appoint Inspectors of Election of the meeting.  The number of Inspectors shall be either one or three.  If appointed at the meeting on the request of one or more Shareholders or proxies, a majority of shares present (in person or by proxy) shall determine whether one or three Inspectors are to be appointed, but failure to allow such determination by the Shareholders shall not affect the validity of the appointment of Inspectors of Election.  In case any person appointed as Inspector fails to appear or fails or refuses to act, the vacancy may be filled by appointment made by the Trustees in advance of the convening of the meeting or at the meeting by the person acting as chairman.  The Inspectors of Election shall determine the number of shares outstanding, the shares represented at the meeting, the existence of a quorum, the authenticity, validity and effect of proxies, shall receive votes, ballots or consents, shall hear and determine all challenges and questions in any way arising in connection with the right to vote, shall count and tabulate all votes or consents, determine the results, and do such other acts as may be proper to conduct the election or vote with fairness to all Shareholders.  If there are three Inspectors of Election, the decision, act or certificate of a majority is effective in all respects as the decision, act or certificate of all.  On request of the chairman, if any, of the meeting, or of any Shareholder or of his proxy, the Inspectors of Election shall make a report in writing of any challenge or question or matter determined by them and shall execute a certificate of any facts found by them.

Section 9.  Action by Consent.  Any action required or permitted to be taken at any meeting of shareholders may be taken without a meeting, if a consent in writing, setting forth such action, is signed by all the Shareholders entitled to vote on the subject matter thereof, and such consent is filed with the records of the Trust.

ARTICLE II
TRUSTEES

Section 1.  The Trustees.  The Trust shall have five (5) Trustees, unless and until such number be changed by amendment of the By-Laws or by resolution of the Trustees.  The Trustees shall be responsible for the management of the Trust; they may retain such authority to direct the business affairs of the Trust as they deem advisable, but they may delegate any of the various functions involved in the management of the Trust to its officers and/or agents as they deem fit.  The term of office of each Trustee shall expire upon the election of a successor Trustee at any annual meeting of Shareholders of the Trust subsequent to the commencement of the Trustee’s term of office.  All persons to serve as Trustees of the Trust shall be elected at each annual meeting of Shareholders held by the Trust.

Section 2.  Meetings of Trustees.  The Trustees shall hold at least one meeting annually for the transaction of such business as may come before the meeting.  Regular meetings of the Trustees may be held without call or notice as such place or places and times as the Trustees may provide from time to time by resolution.

Section 3.  Special Meetings.  Special meetings of the Trustees shall be held upon the call of the Chairman, if any, the President, the Secretary or any two Trustees, at such time, on such day, and at such place, as shall be designated in the notice of the meeting.

Section 4.  Notice.  Notice of a meeting shall be given by mail or by telegram (which term shall include a cablegram or mailgram) or delivered personally.  If notice is given by mail, it shall be mailed not later than 48 hours preceding the meeting and if given by telegram or personally, such telegram shall be sent or delivery made not later than 48 hours preceding the meeting.  Notice by telephone shall constitute personal delivery for these purposes.  Notice of a meeting of Trustees may be waived before or after any meeting by signed written waiver.  Neither the business to be transacted at, nor the purpose of, any meeting of the Trustees need be stated in the notice or waiver of notice of such meeting, and no notice need be given of action proposed to be taken by unanimous written consent.  The attendance of a Trustee at a meeting shall constitute a waiver of notice of such meeting except where a Trustee attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting has not been lawfully called or convened.

Section 5.  Chairman; Records.  The Chairman, if any, shall act as chairman at all meetings of the Trustees; in his absence the President (if a Trustee) shall act as chairman; and, in the absence of the Chairman and the President, the Trustees present shall elect one of their number to act as temporary chairman.  The results of all actions taken at a meeting of the Trustees, or by unanimous written consent of the Trustees, shall be recorded by the Secretary, or by an Assistant Secretary in the absence of the Secretary or at his direction.

Section 6.  Quorum and Vote.  A majority of the Trustees shall constitute a quorum for the transaction of business.  The act of a majority of the Trustees present at any meeting at which a quorum is present shall be the act of the Trustees unless a greater proportion is required by the Declaration of the Trust or these By-Laws or applicable law.  In the absence of a quorum, a majority of the Trustees present may adjourn the meeting from time to time until a quorum shall be present.  Notice of any adjourned meeting need not be given.

Section 7.  Place of Meeting.  Meetings of the Trustees shall be held at the principal place of business of the Trust in Arlington, Virginia, or at such place within or without the Commonwealth of Massachusetts as fixed from time to time by resolution of the Trustees, or as the person or persons requesting said meeting to be called may designate, or as designated in the notice of the meeting, but any meeting may adjourn to any other place.

Section 8.  Telephonic Meetings.  Subject to compliance with Sections 15 and 32 of the Investment Company act of 1940, if it is impractical for the Trustees to meet in person, the Trustees may meet by means of a telephone conference circuit to which all Trustees who constitute the meeting are connected, which meeting shall be deemed a valid meeting of the Trustees to the same degree as if it were held in person.  Such a telephonic meeting shall be deemed to have been held at a place designated by the Trustees at the meeting, or if there be no such designation, at the principal place of business of the Trust in Arlington, Virginia.

Section 9.  Special Action.  When all the Trustees shall be present at any meeting, however called, or whenever held, or shall assent to the holding of the meeting without notice, or after the meeting shall sign a written assent thereto on the record of such meeting, the acts of such meeting shall be valid as if such meeting had been regularly held.  When by a motion duly made, seconded and adopted the Trustees approve the minutes of a prior Trustees’ meeting, the acts of such meeting as recorded in the minutes shall be deemed valid whether or not the meeting was regularly held.

Section 10.  Action by Consent.  Any action by the Trustees may be taken without a meeting if a written consent thereto is signed by all the Trustees and filed with the records of the Trustees’ meetings.  Such consent shall be treated as a vote of the Trustees for all purposes.

Section 11.  Compensation of Trustees.  The Trustees may receive a stated salary for their services as Trustees, and by resolution of Trustees a fixed fee and expense of attendance may also be allowed for attendance at each meeting.  Nothing herein contained shall be construed to preclude any Trustee from serving the Trust in any other capacity, as an officer, agent or otherwise, and receiving compensation therefor.

Section 12.  Standard of Care.  Each Trustee shall have the same level of responsibility to the Trust required of his or her being a Trustee, regardless of (a) any other position held with the Trust and regardless of (b) the Trustee’s individual training or expertise and (c) the role performed by the Trustee on behalf of the Trust in his or her capacity as Trustee even if such role requires the Trustee to possess specific or unique qualifications under applicable law or regulation.  The Chairman of the Board and the Chairman of any Board committees do not serve in these capacities as officers of the Trust, but rather serve in such capacities for the Board.

ARTICLE III
OFFICERS

Section 1.  Officers of the Trust.  The officers of the Trust shall consist of a Chairman, if any, a President, a Secretary, a Treasurer and such other officers or assistant officers, including Vice-Presidents, as may be elected by the Trustees.  Any two or more of the offices may be held by the same person, except that the same person may not be both President and Secretary.  The Trustees may designate any Vice-President as an Executive Vice-President, or as a Senior Vice-Presidents, and may designate the order in which the Vice-Presidents may act.  The Chairman, or if none, the President shall be a Trustee, but no other officer of the Trust need be a Trustee.

Section 2.  Election and Tenure.  At the initial organization meeting and thereafter when they deem appropriate, the Trustees shall elect the Chairman, if any, President, Secretary, Treasurer and such other officers as the Trustees shall deem necessary or appropriate in order to carry out the business of the Trust.  Such officers shall hold office until their successors have been duly elected and qualified.  The Trustees may fill any vacancy in office or add any additional officers at any time.

Section 3.  Removal of Officers.  Any officer may be removed at any time, with or without cause, by action of a majority of the Trustees.  This provision shall not prevent the making of a contract of employment for a definite term with any officer and shall have no effect upon any cause of action which any officer may have as a result of removal in breach of a contract of employment.  Any officer may resign at any time by notice in writing signed by such officer and delivered or mailed to the Chairman, if any, President, or Secretary, and such resignation shall take effect immediately upon receipt by the Chairman, if any, President, or Secretary, or at a later date according to the terms of such notice in writing.

Section 4.  Bonds and Surety.  Any officer may be required by the Trustees to be bonded for the faithful performance of his duties in such amount and with such sureties as the Trustees may determine.

Section 5.  Chairman, President, and Vice-Presidents.  The Chairman, if any, shall, if present, preside at all meetings of the Shareholders and of the Trustees and shall exercise and perform such other powers and duties as may be from time to time assigned to him by the Trustees.  Subject to such supervisory powers, as may be given by the Trustees to the Chairman, if any, the President shall be the chief executive officer of the Trust, unless the Trustees have by resolution designated the Chairman as chief executive officer, and, subject to the control of the Trustees, the President shall have general supervision, direction and control of the business of the Trust and of its employees and shall exercise such general powers of management as are usually vested in the office of President of a corporation.  In the absence of the Chairman, if any, the President shall preside at all meetings of the Shareholders and, if he is a Trustee, of the Trustees.  Subject to the direction of the Trustees, the Chairman, if any, and the President shall each have power in the name and on behalf of the Trust to execute any and all loan documents, contracts, agreements, deeds, mortgages, and other instruments in writing, and to employ and discharge employees and agents of the Trust.  Unless otherwise directed by the Trustees, the Chairman, if any, and the President shall each have full authority and power, on behalf of all the Trustees, to attend and to act and to vote, on behalf of the Trust at any meetings of business organizations in which the Trust holds an interest, or to confer such powers upon any other persons, by executing any proxies duly authorizing such persons.  The Chairman, if any, and the President shall have such further authorities and duties as the Trustees shall from time to time determine.

In the absence or disability of the President, the Vice-Presidents in order of their rank as provided in these By-Laws or as fixed by the Trustees, or otherwise the Vice-President designated by the Trustees, shall perform all of the duties of the President, and when so acting shall have all the powers of and be subject to all of the restrictions upon the President.  Subject to the direction of the Trustees, of the Chairman, if any, and of the President, each Vice-President shall have the power in the name and on behalf of the Trust to execute any and all loan documents, contracts, agreements, deeds, mortgages and other instruments in writing, and, in addition, shall have such other duties and powers as shall be designated from time to time by the Trustees or by the Chairman, if any, or by the President.  Officers of the Trust shall have rank or precedence in the following declining order:  the Chairman, the President, Executive Vice Presidents, Senior Vice Presidents, Vice Presidents, and Assistant Vice Presidents; unless otherwise directed by the Trustees, or by a higher ranking officer, officers of the same rank shall have precedence in order of their seniority with the Trust or with any of its affiliates.

Section 6.  Secretary.  The Secretary shall keep the minutes of all meetings of, and record all votes of, Shareholders, Trustees and the Executive Committee, if any.  He shall be custodian of the seal of the Trust, if any, and he (and any other person so authorized by the Trustees) shall affix the seal or, if permitted, a facsimile thereof, to any instrument executed by the Trust and shall attest the seal and the signature or signatures of the officer or officers executing such instrument on behalf of the Trust.  The Secretary shall have such other authorities and duties as the Trustees may from time to time determine.  Any Assistant Secretary shall have full authority to perform the functions of the Secretary in his absence or as he may direct.

Section 7.  Treasurer.  Except as otherwise directed by the Trustees, the Treasurer shall have the general supervision of the monies, funds, securities, notes receivable and other valuable assets of the Trust, and shall have and exercise under supervision of the Trustees and of the President all powers and duties normally incident to his office.  He may endorse for deposit or collection all notes, checks and other instruments payable to the Trust or to its order.  He shall deposit all funds of the Trust in such depositaries as the Trustees shall designate.  He shall be responsible for such disbursement of the funds of the Trust as may be ordered by the Trustees or the President.  He shall keep accurate account of the books of the Trust’s transactions which shall be the property of the Trust, and which, together with all other property of the Trust in his possession, shall be subject at all times to the inspection and control of the Trustees.  Unless the Trustees shall otherwise determine, the Treasurer shall be the principal accounting officer of the Trust and shall also be the principal financial officer of the Trust.  He shall have such other duties and authorities as the Trustees shall from time to time determine.

Section 8.  Minor Positions.  Unless otherwise provided by the Trustees, the President shall have authority to designate persons as Assistant Treasurers and as Account Officers of the Trust; these persons, despite their titles, shall not be deemed officers of the Trust.  Such persons shall be authorized to represent the Trust to members of the public in connection with the sale of its securities, and subject to the direction of the Trustees and officers of the Trust; but neither they nor any Assistant Secretary shall have any other authority, except as otherwise directed or provided herein, over the affairs of the Trust or any of its officers and employees.

Section 9.  Other Officers and Duties.  The Trustees may elect such other officers and assistant officers as they shall from time to time determine to be necessary or desirable in order to conduct the business of the Trust.  Assistant officers, except as otherwise provided herein or by the Trustees, shall act generally in the absence of the officer whom they assist and shall assist that officer in the duties of his office.  Each officer, employee and agent of the Trust shall have such other duties and authority as may be conferred upon him by the Trustees or delegated to him by the President.

Section 10.  Salaries.  The salaries of the officers shall be fixed from time to time by the Trustees.  No officer shall be prevented from receiving such salary by reason of the fact that he is also a Trustee.

ARTICLE IV
POWERS AND DUTIES OF THE EXECUTIVE AND OTHER COMMITTEES

Section 1.  Executive, Nominating and Other Committees.  The Trustees may elect from their own number an Executive Committee to consist of not less than three members, which number shall include either the Chairman or, if a Trustee, the President.  The Executive Committee shall be elected by a resolution passed by a vote of at least a majority of the Trustees then in office.  Each of the Trustees who is not an “interested person” as that term is defined in the Investment Company Act of 1940 shall be a member of the Nominating Committee of the Trust.  The selection and nomination of those future Trustees who are not “interested persons” shall be committed to the discretion of the Nominating Committee.  The Trustees may also elect from their own number other committees from time to time, the number composing such committees and the powers conferred upon the same to be determined by vote of the Trustees.

Section 2.  Vacancies in Executive Committee.  Vacancies occurring in the Executive Committee from any cause shall be filled by the Trustees by a resolution passed by the vote of at least a majority of the Trustees then in office.

Section 3.  Executive Committee to Report to Trustees.  All action by the Executive Committee shall be reported to the Trustees at their meeting next succeeding such action.

Section 4.  Procedure of Executive Committee.  The Executive Committee shall fix its own rules of procedure not inconsistent with these By-Laws or with any directions of the Trustees.  It shall meet at such times and places and upon such notice as shall be provided by such rules or by resolution of the Trustees.  The presence of a majority shall constitute a quorum for the transaction of business, and in every case an affirmative vote of a majority of all the members of the Committee present shall be necessary for the taking of any action.

Section 5.  Powers of Executive Committee.  During the intervals between the meetings of the Trustees, the Executive Committee, except as limited by the By-Laws of the Trust or by specific directions of the Trustees, shall possess and may exercise all the powers of the Trustees in the management and direction of the business and conduct of the affairs of the Trust in such manner as the Executive Committee shall deem for the best interests of the Trust, and shall have power to authorize the seal of the Trust to be affixed to all instruments and documents requiring the same.  Notwithstanding the foregoing, the Executive Committee shall not have the power to elect Trustees, increase or decrease the number of Trustees, elect or remove any officer, declare dividends, issue shares, take action required by law to be taken at a meeting of all of the Trustees, or to recommend to Shareholders any action requiring Shareholder approval.

Section 6.  Compensation.  The members of any duly appointed committee of the Trustees shall receive such additional compensation and/or fees, if any, as from time to time may be fixed by the Trustees.

Section 7.  Informal Action by Executive Committee or Other Committee.  Any action required or permitted to be taken at any meeting of the Executive Committee or any other duly appointed committee may be taken without a meeting if a consent in writing setting forth such action is signed by all members of such committee and such consent is filed with the records of the Trust.

ARTICLE V
SHARES OF BENEFICIAL INTEREST

Section 1.  Beneficial Interest.  The beneficial interest in the Trust shall at all times be divided into an unlimited number of shares without par value.  The shares of beneficial interest shall have one vote per share at any meeting of the Shareholders and a fractional vote for each fraction of a share.  The net asset value of each share shall be determined according to regular procedures adopted by the Trustees.

Section 2.  Series and Classes of Shares.  The Trust shall have at least one series of its shares of beneficial interest of a single class, which, unless provided otherwise by the Trustees, shall be called the Original Series of shares.  By resolution the Trustees may create any number of additional series of shares, which, unless provided otherwise by the Trustees, shall all be of the same class, each having the same rights as any other share within the same series.  By resolution the Trustees may create any number of separate classes of shares within any series, each having such rights and privileges with respect to that series as the Trustees provide.  By resolution the Trustees may designate the name of any series or class of the Trust’s shares.  Each series of shares shall represent the beneficial interest in a separate, independently managed portfolios of securities, within which all proceeds of the sale of the series of shares shall be managed.

Section 3.  Book Entry Shares.  Unless specifically requested over the signature of the Shareholder, no certificates will be issued to represent shares in the Trust.  The Trust shall maintain adequate records to determine the holdings of each Shareholder of record, and such records shall be deemed the equivalent of a certificate representing the shares for all purpose.

Section 4.  Certificates.  All certificates for shares shall be signed by the Chairman, President or any Vice-President and by the Treasurer or Secretary or any Assistant Secretary and sealed with the seal of the Trust.  The signatures may be either manual or facsimile signatures and the seal may be either facsimile or any other form of seal.  Certificates for shares for which the Trust has appointed an independent transfer agent and registrar shall not be valid unless countersigned by such transfer agent and registered by such registrar.  In case any officer who has signed any certificate ceases to be an officer of the Trust before the certificate is issued, the certificate may nevertheless be issued by the Trust with the same effect as if the officer has not ceased to be such officer as of the date of its issuance.  Share certificates shall be in such form not inconsistent with law or the Declaration of Trust or these By-Laws as may be determined by the Trustees.

Section 5.  Transfer of Shares.  The shares of the Trust shall be transferable, so as to affect the rights of the Trust, only by transfer recorded on the books of the Trust, in person or by attorney.

Section 6.  Equitable Interest not Recognized.  The Trust shall be entitled to treat the holder of record of any share or shares as the absolute owner thereof and shall not be bound to recognize any equitable or other claim or interest in such share or shares on the part of any other person except as may be otherwise expressly provided by law.

Section 7.  Lost, Destroyed or Mutilated Certificates.  In case any certificate for shares is lost, mutilated or destroyed, the Trustees may issue a new certificate in place thereof upon indemnity to the Trust against loss and upon such other terms and conditions as the Trustees may deem advisable.

Section 8.  Transfer Agent and Registrar; Regulations.  The Trustees shall have power and authority to make all such rules and regulations as they may deem expedient concerning the issuance, transfer and registration of certificates for shares and may appoint a transfer agent and/or registrar of certificates for shares, and may require all such share certificates to bear the signature of such transfer agent and/or of such registrar.

ARTICLE VI
INSPECTION OF BOOKS

The Trustees shall from time to time determine whether and to what extent, and at what times and places, and under what conditions and regulations the accounts and books of the Trust or any of them shall be open to the inspection of the Shareholders; and no Shareholder shall have any right of inspecting an account or book or document of the Trust, except as conferred by laws or authorized by the Trustees or by resolution of the Shareholders.

ARTICLE VII
AGREEMENTS, CHECKS, DRAFTS, ENDORSEMENTS, ETC.

Section 1.  Agreement, Etc.  The Trustees or the Executive Committee may authorize any officer or officers, or agent or agents of the Trust to enter into any agreement or execute and deliver any instrument in the name of and on behalf of the Trust, and such authority may be general or confined to specific instances; and, unless so authorized by the Trustees or by the Executive Committee or by these By-Laws, no officer, agent or employees shall have any power or authority to bind the Trust by any agreement or engagement or to pledge its credit or to render it liable pecuniarily for any purpose or to any amount.

Section 2.  Checks, Drafts, Etc.  All checks, drafts, or orders for the payment of money, notes and other evidences of indebtedness shall be signed by such officer or officers, employee or employees, or agent or agents, as shall from time to time be designated by the Trustees or the Executive Committee, or as may be specified in or pursuant to the agreement between the Trust and any bank or trust company appointed as custodian or depositary pursuant to the provisions of the Declaration of Trust.

Section 3.  Endorsements, Assignments and Transfer of Securities.  All endorsements, assignments, stock powers or other instruments of transfer of securities standing in the name of the Trust or its nominee or directions for the transfer of securities belonging to the Trust shall be made by such officer or officers, employee or employees, or agent or agents as may be authorized by the Trustees or the Executive Committee.

Section 4.  Evidence of Authority.  Anyone dealing with the Trust shall be fully justified in relying on a copy of a resolution of the Trustees or of any committee thereof empowered to act in the circumstances, which is certified as true by the Secretary or an Assistant Secretary under the seal of the Trust.

ARTICLE VIII
SEAL

The seal of the Trust shall be circular in form, bearing the inscription of the Trust’s name.

ARTICLE IX
FISCAL YEAR

The fiscal year of the Trust shall be the period of twelve calendar months ending with the last day of a calendar quarter which is designated as the end of the fiscal year by resolution of the Trustees.

ARTICLE X
AMENDMENTS

These By-Laws may be amended by a majority vote of all of the Trustees.

ARTICLE XI
WAIVERS OF NOTICE

Whenever any notice whatever is required to be given under the provisions of any statute of the Commonwealth of Massachusetts, or under the provisions of the Declaration of Trust or these By-Laws, a waiver thereof in writing, signed by the person or persons entitled to said notice whether before or after the time stated therein, shall be deemed equivalent thereto.  A notice shall be deemed to have been given if telegraphed, cabled, or sent by wireless or mailgram when it has been delivered to a representative of any telegraph, cable, wireless or electronic mail company with instructions that it be telegraphed, cabled or sent by wireless or mailgram.  Any notice shall be deemed to be given if mailed at the time when the same shall be deposited in the mail.

ARTICLE XII
REPORTS TO SHAREHOLDERS

The Trustees shall at least semi-annually submit to the Shareholders a written financial report of the transactions of the Trust, including financial statements which shall at least annually be certified by independent certified public accountants selected pursuant to Section 32 of the Investment Company Act of 1940.

ARTICLE XIII
BOOKS AND RECORDS

The books and records of the Trust, including the share transfer ledger or ledgers, may be kept in or outside the Commonwealth of Massachusetts at such office or agency of the Trust as may be from time to time determined by the Trustees.